UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

IONIX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 East Liberty Street, Suite 200
Reno, Nevada 89501
(Address of principal executive office)

1-702-475-5906
(Registrant's telephone number, including area code)

Cambridge Projects Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 8.01 below is incorporated by reference herein.

Item 8.01	Other Events

On December 10, 2015, Ionix Technology, Inc., formerly known as Cambridge Projects Inc. (the “Company”) filed a Form 8-K with the Securities and Exchange Commission (the “Commission”) in connection with the Company’s Certificate of Amendment to its Articles of Incorporation that was filed with the Nevada Secretary of State that (i) amended the name of the Company from “Cambridge Projects Inc.” to “Ionix Technology, Inc.”, and (ii) effectuated a 3:1 forward stock split of the Company’s common stock (collectively the “Corporate Actions”), and that the Company was awaiting the Financial Industry Regulatory Authority’s (“FINRA”) approval of the Corporate Actions.

On February 3, 2016, FINRA approved the Corporate Actions which became market effective on February 4, 2016. As a result of such approval, the Company’s name is now “Ionix Technology, Inc.”, and its new ticker symbol is “IINX”. However, the new ticker symbol will not be effective for 20 business days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONIX TECHNOLOGY, INC.

Dated: February 9, 2016	By:	/s/ Doris Zhou
Doris Zhou
Duly Authorized Officer, Chief Executive Officer